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                                                                   Exhibit 10.24



                          FORM OF FIRST BANK OF FLORIDA
                           CHANGE OF CONTROL AGREEMENT



         This AGREEMENT is made effective as of ____________________, by and between First Bank of Florida (the "Association"), a federally chartered savings institution, with its administrative office at 450 S. Australian Avenue, West Palm Beach, Florida and ____________________, an individual residing at _________________________ (Executive"). The term "Holding Company" refers to First Palm Beach Bancorp, Inc., the Association's parent, a corporation organized under the laws of the State of Delaware, or any successor thereto.

         WHEREAS, the Association considers it essential to the best interest of its stockholder to foster the continued employment of its key management personnel; and

         WHEREAS, the Board of Directors of the Association recognizes that, as is the case with subsidiaries of many publicly-held corporations, the possibility of a Change of Control of the Holding Company or the Association exists and that such possibility, and the uncertainty and questions which it may raise among management of both the Holding Company and the Association, may result in the departure or distraction of management personnel to the detriment of the Association and its stockholder; and

         WHEREAS, the Board of Directors of the Association has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Association's management, including Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change of Control of the Holding Company or the Association;

         NOW THEREFORE, in consideration of the mutual covenants, terms and conditions herein set forth, the parties hereto agree as follows:

1.       TERM OF AGREEMENT.

         (a) The initial term of this Agreement shall commence on _______________ and shall terminate on May 19, 2000, unless further extended in accordance with the terms and conditions hereinafter set forth. Prior to the first anniversary date of this Agreement and on each anniversary date thereafter (each an "Anniversary Date"), the Board of Directors of the Association (the "Board") shall review the terms of this Agreement and Executive's performance of services hereunder and may, in the absence of objection from Executive, approve an extension of this Agreement. In such event, this Agreement shall be extended to the third anniversary of the relevant Anniversary Date.

         (b) Notwithstanding anything herein contained to the contrary, the Executive's employment with the Association may be terminated at any time; provided, however, that the relative rights and obligations of the Association and Executive in the event of any such termination shall be determined under this Agreement.

         (c) During the period of Executive's employment that falls during the term of this Agreement and following a Change of Control of the Association (as hereinafter defined), Executive shall: (a) devote her full business time and attention (other than during holidays, vacation periods, and periods of illness, disability or approved leave of absence) to the business and affairs of the Association and use her best efforts to advance the Association's interests; (b) serve in the position to which Executive is appointed by the Association, which shall be the position that Executive held on the day before the Change of Control of the Association occurred or any higher office at the Association to which she may subsequently be appointed; and (c) subject to the direction of the Board and the By-laws of the Association, have such functions, duties, responsibilities and authority commonly associated with such position.

2.       PAYMENTS TO EXECUTIVE UPON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control of the Association (as hereinafter defined) followed at any time during the term of this Agreement by the involuntary termination of Executive's employment, other than a


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Termination for Cause as defined in Section 2 (c) hereof, or by the voluntary termination of Executive's employment for Good Reason (as hereinafter defined), the provisions of section 3 shall apply. For purposes of this Agreement, "Good Reason" shall mean (A) a failure by the Association to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after notice of such noncompliance has been given by Executive to the Association; (B) the assignment to Executive of any duties inconsistent with Executive's positions, duties, responsibilities and status with the Association immediately prior to the Change of Control of the Association, any removal of Executive from, or any failure to re-elect Executive to, any of the positions previously held by Executive, or a change in the Executive's reporting responsibilities, titles or offices as in effect immediately prior to the Change of Control of the Association, a reduction by the Association in the Executive's annual salary as in effect immediately prior to Change of Control of the Association, or as the same may be increased from time-to-time, or the requirement that Executive be relocated to an office which is more than 25 miles from the current principal executive office of the Association, or the failure of the Association to continue in effect any bonus, benefit or compensation plan, life insurance plan, health or accident plan or disability plan in which Executive is participating at the time of Change of Control of the Association, or the taking of any action by the Association which would adversely affect Executive's participation in or materially reduce Executive's benefits under any of such plans; or (C) any purported termination of Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph 4 hereof (and for purposes of this Agreement, no such purported termination shall be effective).

         (b) For the purposes of this Agreement, a "Change of Control" of the Association shall be (i) an event of a nature that results in a Change of Control of the Association within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof (provided that in applying the definition of a Change of Control as set forth under the Rules and Regulations of the OTS, the Board of Directors shall substitute its judgment for that of the OTS), or (ii) a Change of Control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without regard to whether or not such regulation actually applies; provided that, without limitation, such a Change of Control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first above written), other than the Association or any person who on the date hereof is a director or officer of the Association, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Association (not including any securities acquired directly from the Association or its affiliates other than in connection with the acquisition by the Association or its affiliates of a business) representing 20% or more of the combined voting power in the election of directors of the Association's then outstanding securities, (B) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Association together with any new director (other than a director whose initial assumption of office is in connection with any actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Association) whose appointment or election by the Board of Directors of the Association or nomination for election by the Association's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof, (C) the stockholders of the Holding Company or the Association approve a merger or consolidation of the Association with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Association outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power in the election of directors of the securities of the Association or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Association (or similar transaction) in which no "person" is or becomes the "beneficial owner," directly or indirectly, of securities of the Association (not including in the securities "beneficially owned" by such "person" any securities acquired directly from the Association or its affiliates other than in connection with the acquisition by the Association or its affiliates of a business) representing 20% or more of the combined voting power in the election of directors of the Association's then outstanding securities; or (D) the stockholders of the Association approve a plan of complete liquidation or dissolution of the Association or an agreement for the sale or disposition by the Association of all or substantially all of the Association's assets, other than a sale or disposition by the Holding Company of all or substantially all of the


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Association's assets to an entity which assumes the obligations set forth in this Agreement, and at least 60% of the combined voting power in the election of directors of the voting securities of which are owned by stockholders of the Association in substantially the same proportions as their ownership of the Association immediately prior to such sale.

         A Change of Control of the Association shall also include any event described in this section 2(b) if the term "Holding Company" were substituted for the term "Association" each time it appears herein.

         (c) The Executive shall not have the right to receive termination benefits pursuant to section 3 hereof upon Termination for Cause. "Termination for Cause" for purposes of this Agreement shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; PROVIDED, HOWEVER, that Executive shall not be deemed to have been discharged for cause unless and until the following procedures shall have been followed:

                  (i) the Board shall adopt a resolution duly approved by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose calling for Executive's termination for cause and setting forth the purported grounds for such termination ("Proposed Termination Resolution");

                  (ii) as soon as practicable, and in any event within five (5) days after adoption of such resolution, the Board shall furnish to Executive a written notice of termination which shall be accompanied by a certified copy of the Proposed Termination Resolution ("Notice of Proposed Termination");

                  (iii) Executive shall be afforded a reasonable opportunity to make oral and written presentations to the members of the Board, on her own behalf, or through a representative, who may be her legal counsel, to refute the grounds set forth in the Proposed Termination Resolution at one or more meetings of the Board to be held no sooner than fifteen
         (15) days and no later than thirty (30) days after Executive's receipt of the Proposed Termination Notice ("Termination Hearings"); and

                  (iv) within ten (10) days following the end of the Termination Hearings, the Board shall adopt a resolution duly approved by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (A) finding that in the good faith opinion of the Board the grounds for termination set forth in the Proposed Termination Resolution exist and (B) terminating Executive's employment ("Termination Resolution"); and

                  (v) as promptly as practicable, and in any event within one
         (1) business day after adoption of the Termination Resolution, the Board shall furnish to Executive written notice of termination, which notice shall include a copy of the Termination Resolution and specify an effective date of termination that is not later than the date on which such notice is given;

         (d) For purposes of section 2(c), no act or failure to act on the part of Executive shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Association. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Association shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Association.

3.       TERMINATION BENEFITS.

         (a) If Executive's employment is terminated by the Association other than in a Termination for Cause pursuant to paragraph 2(c) hereof, or Executive terminates employment for Good Reason, in either case after a Change of Control of the Association as defined in paragraph 2(b) hereof, then in lieu of any further salary payments to Executive for periods subsequent to the date of termination, the Association shall pay as severance to Executive an


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amount equal to three (3) times the sum of (A) the higher of Executive's base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based and Executive's annual base salary in effect immediately prior to the Change of Control of the Association, plus (B) the higher of the highest annual bonus or incentive payment earned by or accrued in respect of Executive in respect of any of the one year immediately preceding that in which the Date of Termination occurs or the highest annual bonus or incentive payment so earned in respect of any of the two (2) years immediately preceding that in which the Change of Control of the Association occurs. Such payment shall be made in a lump sum within five days of the date of termination of Executive's employment.

         (b) Upon the occurrence of a Change of Control of the Association followed at any time during the term of this Agreement by Executive's voluntary (for Good Reason) or involuntary (other than a Termination for Cause) termination of employment, the Association shall, for three (3) years or until Executive obtains employment which provides substantially similar benefits, provide Executive and anyone entitled to claim under or through Executive all benefits under any life or other insurance or death benefit plan, medical, group hospitalization, dental, disability insurance or other future or present similar group employee benefit plan or program of the Association for which executive officers are eligible, to the same extent as if Executive had continued to be an employee of the Association during such period and such benefits shall, to the extent not paid under any such plan or program, be paid by the Association. The payments and benefits described in the preceding sentence shall be paid to Executive's beneficiaries by testate or intestate succession in the event of Executive's death during the period during which such payments and benefits are being provided.

         Executive's "qualifying event" for purposes of continuation coverage under the Consolidated Budget Reconciliation Act ("COBRA") shall occur at the expiration of such three (3) year period.

         (c) Upon the involuntary termination of Executive's employment with the Association other than a Termination for Cause, or if Executive terminates employment for Good Reason, in either case after a Change of Control of the Association occurs, the Association shall pay and provide to Executive (or, in the event of Executive's death, to Executive's estate):

                  (i) Executive's earned but unpaid compensation (including, without limitation, all items which constitute wages under applicable law and the payment of which is not otherwise provided for under this section 3) as of the Date of Termination (as hereinafter defined), such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty
         (30) days after the Date of Termination;

                  (ii) the benefits, if any, to which Executive is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Association's officers and employees;

                  (iii) within thirty (30) days following the Date of Termination, a lump sum payment in an amount equal to the excess, if any, of:

                           (A) the present value of the aggregate benefits to
                  which Executive would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Association, if Executive were 100% vested thereunder and had continued working for the Association during the remaining term of this Agreement, such benefits to be determined as of the Date of Termination by adding to the service actually recognized under such plans an additional period equal to the remaining term of this Agreement and by adding to the compensation recognized under such plans for the year in which termination of employment occurs all amounts payable under sections 3(a), 3(b) and 3(c)(i); over

                           (B) the present value of the benefits to which
                  Executive is actually entitled under such defined benefit pension plans as of the Date of Termination;


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         where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Internal Revenue Code of 1986, as amended (the "Code") and a discount rate, compounded monthly, equal to the annualized rate of interest prescribed by the Pension Benefits Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which Executive's termination of employment occurs ("Applicable PBGC Rate");

         (d) Executive shall not be required to mitigate the amount of any payment provided for in section 3 of this Agreement by seeking other employment or otherwise. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned or benefits received by Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Executive to the Association, or otherwise.

         (e) (A) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by Executive in connection with a Change of Control of the Association or the termination of Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Association, any person whose actions result in a Change of Control of the Association or any person affiliated with the Association or such person) (all such payments and benefits, including the payments and benefits provided under this Agreement (the "Severance Payments"), being hereinafter called "Total Payments") would not be deductible (in whole or part), by the Association, an affiliate or a person making such payment or providing such benefit as a result of Section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided in such other plan, arrangement or agreement), the cash Severance Payments shall first be reduced (if necessary, to zero), and all other Severance Payments shall thereafter be reduced (if necessary, to zero); PROVIDED, HOWEVER, that Executive may elect (at any time prior to the delivery of a Notice of Termination hereunder) to have the noncash Severance Payments reduced
                  (or eliminated) prior to any reduction of the cash Severance Payments.

                           (B) For purposes of the limitation contained in
                  Subsection (A) of this section 3(e), (i) no portion of the Total Payments the receipt or enjoyment of which Executive shall have effectively waived in writing prior to the delivery of a Notice of Termination shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("A Tax Counsel") reasonably acceptable to Executive and selected by the accounting firm which was, immediately prior to the Change of Control of the Association, the Association's independent auditor (the "Auditor"), does not constitute a "parachute payment"within the meaning of Section 280G(b)(2) of the Code, including by reason of Section 280G(b)(4)(A) of the Code,
                  (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)), in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by reason of Section 280G of the Code, in the opinion of Tax Counsel, and (iv) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

                           (C) If it is established pursuant to a final
                  determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of Executive and the Association in applying the terms of this section 3(e), the aggregate "parachute payments" paid to or for Executive's benefit are in an amount that would result in any portion of such "parachute payments" not being deductible by reason of Section 280G of the Code, then Executive shall have an obligation to pay the Association upon demand an amount equal to the sum of (i) the excess of the aggregate "parachute payments" paid to or for Executive's benefit over the aggregate "parachute payments" that could have been paid to or for Executive's benefit without any portion of such "parachute payments"


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                  not being deductible by reason of section 280G of the Code;
                  and (ii) interest on the amount set forth in clause (i) of this sentence at 120% of the rate provided in section 1274(b)
                  (2)(B) of the Code from the date of Executive's receipt of such excess until the date of such payment. If the Severance Payments shall be decreased pursuant to section 3(e)(A) hereof, and the benefits under clause (i) of the third sentence of section 3(b) hereof which remain payable after the application of section 3 (e) hereof are thereafter reduced pursuant thereto because of the receipt by Executive of substantially similar benefits, the Association shall, at the time of such reduction, pay to Executive the lowest of (a) the amount of the decrease made in the Severance Payments pursuant to section 3(e) hereof, (b) the amount of the subsequent reduction in such benefits, or (c) the maximum amount which can be paid to Executive without being, or causing any other payment to be, nondeductible by reason of section 280G of the Code.

4.       NOTICE OF TERMINATION.

         (a) Any purported termination by the Association or by the Executive shall be communicated by Notice of Termination to the other party hereto. Said Notice of Termination shall be provided to Executive not less than thirty (30) days prior to Executive's Date of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a dated written notice which shall (i) indicate the specific termination provision in this Agreement relied upon; (ii) set forth in detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) specify a date of termination, which shall be not less than thirty (30) days nor more than ninety (90) days after such Notice of Termination is given, except in the case of a Termination for Cause, in which case the Notice of Termination may specify a date of termination as of the date of such Notice of Termination.

         (b) "Date of Termination" shall mean the date specified in the Notice of Termination.

5.       SOURCE OF PAYMENTS; GUARANTEE

         It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Association. The Holding Company, however, hereby irrevocably and unconditionally guarantees to Executive payment of all amounts, and the performance of all other obligations, due from the Association in accordance with the terms of this

         Agreement as and when due without any requirement of presentment, demand of payment, protest or notice of dishonor or nonpayment.

6.       EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

         (a) This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Association and Executive (including without limitation that certain Change of Control Agreement between the Holding Company and Executive dated as of June 30, 1997), except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

         (b) The termination of Executive's employment during the term of this Agreement or thereafter, whether by the Association or by Executive, shall have no effect on the rights and obligations of the parties hereto under the Association's qualified or non-qualified retirement, pension, savings, ESOP, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Association from time to time.


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7.       NO ATTACHMENT.

         Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

8.       MODIFICATION AND WAIVER.

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or Estelle. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.       REQUIRED REGULATORY PROVISIONS.

         The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Association:

         (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to Executive hereunder (exclusive of amounts described in section 3(c)(i) and (ii)) exceed one time Executive's average annual total compensation for the last five consecutive calendar years to end prior to her termination of employment with the Association (or for her entire period of employment with the Association if less than five calendar years).

          (b) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Association, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder.

          (c) Notwithstanding anything herein contained to the contrary, if Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Association pursuant to a notice served under section 8(e)(3) or 8(g)(i) of the FDI Act, 12 U.S.C. Section 1818(e)(3) or 1818(g)(i), the Association's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Association, in its discretion, may (i) pay to Executive all or part of the compensation withheld while the Association's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

         (d) Notwithstanding anything herein contained to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under section 8(e)(4) or 8(g)(i) of the FDI Act, 12 U.S.C. Section 1818(e)(4) or (g)(i), all prospective obligations of the Association under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Association and Executive shall not be affected.

          (e) Notwithstanding anything herein contained to the contrary, if the Association is in default (within the meaning of section 3(x)(i) of the FDI Act, 12 U.S.C. Section 1813(x)(i), all prospective obligations of the Association under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Association and Executive shall not be affected.


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          (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Association hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Association: (I) by the Director of the Office of Thrift Supervision ("OTS") or her designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. Section 1823(c); (ii) by the Director of the OTS or her designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Association or when the Association is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

         If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

10.      SEVERABILITY.

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

11.      HEADINGS FOR REFERENCE ONLY.

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

12.      GOVERNING LAW.

         The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Florida (without regard to the conflict of laws principles thereof), except to the extent preempted by Federal law.

13.      PAYMENT OF COSTS AND LEGAL FEES.

         The Association shall indemnify, hold harmless and defend Executive against reasonable costs, including legal fees, incurred by Executive in connection with or arising out of any action, suit or proceeding in which Executive may be involved, as a result of Executive's efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Association's obligations hereunder shall be conclusive evidence of Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise. This provision shall be inoperative if and to the extent that, but only if and to the extent that, it shall be determined that compliance herewith would violate any applicable law or regulation.

14.      INDEMNIFICATION.

         The Association shall provide Executive (including her heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and her heirs, executors and administrators) to the fullest extent permitted under applicable law and as provided in the Association's Charter against all expenses and liabilities reasonably incurred by Executive in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of her having been a director or officer of the Association (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

15.      SUCCESSORS AND ASSIGNS.

         This Agreement will inure to the benefit of and be binding upon Executive, her legal representatives and testate or intestate distributees, and the Association and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Association may be sold or otherwise transferred.

16.      SUCCESSOR TO THE ASSOCIATION.

         The Association shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Association, expressly and unconditionally to assume and agree to perform the Association's obligations under this Agreement, in the same manner and to the same extent that the Association would be required to perform if no such succession or assignment had taken place.

         IN WITNESS WHEREOF, First Bank of Florida has caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, as of the ______ day of ___________, 199__.

ATTEST:                                     FIRST BANK OF FLORIDA



                                            By:
--------------------------------               --------------------------------
Secretary

WITNESS:




--------------------------------               --------------------------------
                                               Executive


SEAL

                                            As to the Guarantee:

                                            FIRST PALM BEACH BANCORP, INC.



                                            By:
                                               --------------------------------


                                             ATTEST:


                                             ----------------------------------